EXHIBIT 4.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

   We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated July 16, 2008 in the Amendment No. 1 to the Registration Statement (File No. 333-151444) and related Prospectus of Claymore Securities Defined Portfolios, Series 504.


                                                          GRANT THORNTON LLP


Chicago, Illinois
July 16, 2008